As filed with the Securities and Exchange Commission on June 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CURIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3505116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2010 Employee Stock Purchase Plan

(Full Title of the Plan)

Ali Fattaey

President and Chief Executive Officer

4 Maguire Road

Lexington, MA 02421

(Name and Address of Agent For Service)

(617) 503-6500

(Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Steven D. Singer, Esq. and Cynthia T. Mazareas, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	9,500,000 shares	$1.51(2)	$14,345,000(2)	$1,663

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 8, 2017.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 9,500,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Curis, Inc. (the “Registrant”) to be issued under the Amended and Restated 2010 Employee Stock Purchase Plan of the Registrant. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on June 22, 2010 (File No. 333-167675), relating to the Registrant’s 2010 Employee Stock Purchase Plan and the Registrant’s 2010 Stock Incentive Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, State of Massachusetts on this 9th day of June, 2017.

CURIS, INC.

By:	/s/ Ali Fattaey
Ali Fattaey
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Curis, Inc., hereby severally constitute and appoint Ali Fattaey and James Dentzer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ali Fattaey Ali Fattaey	President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2017

/s/ James Dentzer James Dentzer	Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)	June 9, 2017

/s/ Martyn D. Greenacre Martyn D. Greenacre	Chairman of the Board of Directors	June 9, 2017

/s/ Kenneth I. Kaitin Kenneth I. Kaitin	Director	June 9, 2017

/s/ Lori A. Kunkel Lori A. Kunkel	Director	June 9, 2017

/s/ Robert Martell Robert Martell	Director	June 9, 2017

/s/ Kenneth Pienta Kenneth Pienta	Director	June 9, 2017

/s/ Marc Rubin Marc Rubin	Director	June 9, 2017

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	Curis Amended and Restated 2010 Employee Stock Purchase Plan

(1)	Previously filed as Exhibit 3.1 to the Registrant’s registration statement on Form 10-K filed with the SEC on February 29, 2016.

(2)	Previously filed as Exhibit 3.3 to the Registrant’s registration statement on Form 10-K filed with the SEC on February 29, 2016.

(3)	Previously filed as Exhibit B to the Registrant’s Proxy statement on Schedule 14A filed with the SEC on April 4, 2017.